Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The First Bancshares, Inc. our reports dated March 7, 2019, relating to First Florida Bancorp, Inc.’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Saltmarsh, Cleaveland & Gund, P.A.

Pensacola, Florida

August 23, 2019